SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-WATTS INDUSTRIES A

          GAMCO INVESTORS, INC.
                                10/19/99           37,000            13.6824
                                10/19/99           28,000            13.6250
                                10/19/99           50,000            13.6875
                                10/18/99            1,500            18.7500
                                10/18/99           40,000            18.9563
                                10/18/99            1,000            18.6250
                                10/18/99           33,000            18.7428
                                10/18/99              300            18.5625
                                10/18/99           32,500            18.7428
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                10/18/99          115,000            19.0233
               THE GABELLI EQUITY TRUST,INC.
                                10/19/99           50,000            13.8000
               THE GABELLI CAPITAL ASSET FUND
                                10/18/99            5,000            19.0125



















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.